UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2015 (August 31, 2015)

Precision Aerospace Components, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 000-30185

Delaware	20-4763096
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

351 Camer Dr.
Bensalem, PA	19020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2015 (the “Effective Date”), Precision Aerospace Components, Inc. (the “Company” or “Precision”) established a new revolving credit facility in an aggregate principal amount of up to $7.5 million (the “Revolving Loan”) by entering into a Credit Agreement (the “Credit Agreement”) with Webster Business Credit Corporation, as Lender (“Webster”). The Company’s wholly owned subsidiaries, Freundlich Supply Company, Inc. (“FSC”), Tiger-Tight Corp. (“TTC”), Aero-Missile Components, Inc. (“AMC”), and Creative Assembly Systems (“CAS”) (“Subsidiaries”) serve as guarantors of the Revolving Loan. Borrowings under the Revolving Loan may be used to finance working capital and other general corporate purposes.

On August 25, 2015, pursuant to the Credit Agreement, the Company used an initial advance of $5,125,000.00 under the Revolving Loan to repay $5,000,000.00 of principal on that Senior Secured Note issued by the Subsidiaries in favor of C3 Capital Partners III, L.P. (“C3”) in the amount of $5,500,000 on January 16, 2015. A principal balance of $500,000.00 remains on the Senior Secured Note. Pursuant to the partial repayment to C3, the Company incurred a $250,000 prepayment penalty, of which $125,000 was paid to C3on August 25, 2015. The remaining $125,000.00 is due in installments during the fourth quarter of 2015.

Borrowings under the Credit Agreement bear interest, at the Company’s election, at a rate tied to one of the following rates: (i) the prime lending rate plus 1.25% or (ii) the adjusted daily LIBOR rate plus 2.75%.

The outstanding principal amount of any borrowings under the Revolving Loan will be due and payable on August 25, 2018, subject to an earlier maturity date upon an event of default.

The Credit Agreement contains usual and customary covenants for financings of this type, including, among other things: (i) requirements to deliver financial statements, other reports and notices; (ii) restrictions on indebtedness; (iii) restrictions on dividends, distributions and redemptions of equity and repayment of subordinated indebtedness; (iv) restrictions on liens; (v) restrictions on making certain payments; (vi) restrictions on investments; (vii) restrictions on asset dispositions and other fundamental changes; and (viii) restrictions on transactions with affiliates.

The Credit Agreement contains certain financial covenants, including a minimum fixed charge coverage ratio.

The obligations of the Company and its Subsidiaries under the Credit Agreement are secured by liens and security interests on all assets of the Company and its Subsidiaries, including a pledge of 100% of the equity of the Subsidiaries.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation.

Reference is made to Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) The Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precision Aerospace Components, Inc. (Registrant)

Dated: August 31, 2015	By:	/s/ John F. Wachter
	Name	John F. Wachter
	Title:	Interim Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement between the Company and Webster Business Credit Corporation dated August 25, 2015